UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2005

Farmers National Banc Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	2-80339	34-1371693
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio		44406-0555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-533-3341

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 16, 2005, Farmers National Banc Corp. (the "Registrant") announced that its Board of Directors has adopted the 2005 Stock Repurchase Program. Under the stock repurchase program, the Registrant will be authorized to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance the value of its stock and to manage its capital. The Board’s action will allow management to make repurchases, without further board approval, when stock purchases are deemed prudent. The 2005 Stock Repurchase Program contemplates that stock repurchases will be made in accordance with Rule 10b-18 of the regulations issued under the Securities Exchange Act of 1934. Pursuant to the plan, the Registrant may purchase up to 4.9% of the company’s outstanding common stock during a one-year period of time from June 14, 2005.

A copy of the Press Release announcing the adoption of the 2005 Stock Repurchase Program is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

Press release of Farmers National Banc Corp., issued June 16, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

June 16, 2005	By:	Frank L. Paden

Name: Frank L. Paden
Title: President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	June 16, 2005 Press Release